                               BOCA RESEARCH, INC.

                   EXHIBIT 11 - CALCULATION OF SHARES USED IN
                         DETERMINING EARNINGS PER SHARE
                                   (Unaudited)

                                  JUNE 30, 1997

                                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                                        JUNE 30, 1997         JUNE 30, 1997
                                                     ------------------     ----------------

Shares outstanding at January 1, 1997.............        8,678,883             8,678,883
Shares issued January 1, 1997 in
  connection with the 1992 Employee
  Stock Purchase Plan.............................           12,178                12,178
Shares issued in connection with a
  non-qualified stock option plan.................           22,167                20,037
                                                          ---------             ---------
Weighted average shares outstanding...............        8,713,228             8,711,098
                                                          =========             =========



                                  JUNE 30, 1996

                                                      THREE MONTHS ENDED    SIX MONTHS ENDED
                                                         JUNE 30, 1996        JUNE 30 1996
                                                      ------------------    ----------------

Shares outstanding at January 1, 1996.............         8,522,759            8,522,759
Shares issued January 1, 1996 in
  connection with the 1992 Employee
  Stock Purchase Plan.............................            9,502                 9,502
Shares issued in connection with a
  non-qualified stock option plan.................           50,552                30,590
Weighted average of optioned shares
  using the treasury stock method.................          411,141               438,285
                                                          ---------             ---------
Weighted average primary shares
  outstanding.....................................        8,993,954             9,001,136
                                                          =========             =========





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